UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re:	Case No. 16-10429-SHL
Republic Airways Holdings Inc., et al.	(jointly administered)

Debtors' Address:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268

Debtors' Attorneys:

Zirinsky Law Partners, PLLC
375 Park Avenue, Suite 2607
New York, New York 10152

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004

DISBURSEMENTS (IN MILLIONS):	$94.1
FOR THE MONTH ENDED AUGUST 31, 2016

CONSOLIDATED NET LOSS (IN MILLIONS):	$177.1
FOR THE MONTH ENDED AUGUST 31, 2016

REPORT PREPARER		Republic Airways Holdings Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

Joseph P. Allman	Date:	September 20, 2016
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(In millions)

As of
August 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$155.4
Restricted cash	16.5
Receivables, net	94.3
Inventories	48.2
Prepaid expenses and other current assets	14.1
Assets held for sale	25.5
Total current assets	354.0
Aircraft and other equipment, net	2,905.3
Maintenance deposits	28.9
Intangible and other assets, net	111.4
Total assets	$3,399.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$208.8
Accounts payable	10.8
Accrued liabilities	153.4
Total current liabilities	373.0
Long-term debt - less current portion	1,904.8
Deferred credits and other non-current liabilities	46.7
Deferred income taxes	5.0

Liabilities Subject to Compromise (Note 2)	923.5

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—
Common stock	—
Additional paid-in capital	436.3
Treasury stock	(183.9)
Accumulated other comprehensive loss	(2.4)
Accumulated deficit	(103.4)
Total stockholders' equity	146.6
Total liabilities and stockholders' equity	$3,399.6

See accompanying notes to the condensed consolidated financial statements (unaudited).

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In millions, except per share amounts)

For the month ended August 31, 2016
OPERATING REVENUES:
Fixed-fee service	$97.2
Other	1.2
Total operating revenues	98.4

OPERATING EXPENSES:
Wages and benefits	35.8
Aircraft and engine rent	1.2
Maintenance and repair	16.1
Insurance and taxes	1.0
Depreciation and amortization	15.1
Other	12.2
Total operating expenses	81.4

OPERATING INCOME	17.0

INTEREST EXPENSE	9.4

INCOME BEFORE REORGANIZATION ITEMS AND INCOME TAXES	7.6

REORGANIZATION ITEMS, NET (Note 2)	283.1

LOSS BEFORE INCOME TAX EXPENSE	(275.5)

INCOME TAX BENEFIT	(98.4)

NET LOSS	$(177.1)

NET LOSS PER COMMON SHARE - BASIC	$(3.48)

NET LOSS PER COMMON SHARE - DILUTED	$(3.48)

See accompanying notes to the condensed consolidated financial statements (unaudited).

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In millions)

For the month ended August 31, 2016

NET CASH FROM OPERATING ACTIVITIES	$29.1

INVESTING ACTIVITIES:
Purchase of equipment	(0.5)
Proceeds from sale of aircraft and other assets	1.1
Change in restricted cash	(0.5)

NET CASH PROVIDED BY INVESTING ACTIVITIES	0.1

FINANCING ACTIVITIES:
Payments on debt	(11.8)
Proceeds from debt issuance and refinancing	—

NET CASH USED IN FINANCING ACTIVITIES	(11.8)

NET CHANGES IN CASH AND CASH EQUIVALENTS	17.4
CASH AND CASH EQUIVALENTS—Beginning of period	138.0
CASH AND CASH EQUIVALENTS—End of period	$155.4

See accompanying notes to the condensed consolidated financial statements (unaudited).

1. Summary of Accounting Policies

Basis of Presentation

On February 25, 2016 (the "Petition Date"), Republic Airways Holdings Inc. (the "Company") and certain of its wholly-owned direct and indirect subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization (the "Bankruptcy Filing") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Chapter 11 Cases are being administered under the caption "In re Republic Airways Holdings Inc., et al." Case Number 16-10429 (the "Chapter 11 Cases").

The Debtors are currently operating as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors-in-possession under the Bankruptcy Code, the Debtors are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. See Schedule V to the Condensed Consolidated Financial Statements. The Bankruptcy Court has granted a variety of motions that allow the Debtors to continue to operate their business in the ordinary course without interruption, covering, among other things, obligations to employee wages, salaries and benefits, taxes and certain vendors in the ordinary course for goods and services received after the Petition Date.

While operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, in amounts other than those reflected in the Condensed Consolidated Financial Statements.

The Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization. The periods in which the Debtors have the exclusive right to file a Chapter 11 plan and solicit acceptances of such plan have been extended by order of the Bankruptcy Court through and including December 31, 2016 and March 1, 2017, respectively. The ultimate plan of reorganization, which must be approved by the Bankruptcy Court, could materially change the amounts and classifications in the historical Condensed Consolidated Financial Statements.

This Monthly Operating Report ("MOR") was prepared on a consolidated basis for the Company and its wholly-owned direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") and the Bankruptcy Court. This MOR does not include all the information and footnotes required by generally accepted accounting principles in the United States of America ("GAAP") for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the financial statements and accompanying notes in the Company's annual and quarterly reports that have been filed with the United States Securities and Exchange Commission ("SEC").

In accordance with GAAP, the Debtors have applied Financial Accounting Standards Board Accounting Standards Codification 852, Reorganizations ("ASC 852"), in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Condensed Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the bankruptcy reorganization process have been classified on the Condensed Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).

The Debtors have also prepared these unaudited Condensed Consolidated Financial Statements on the assumption that the Debtor and subsidiaries will continue as a going concern, which contemplates realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the Debtors' Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.

The accompanying Condensed Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under "liabilities subject to compromise" on the accompanying Condensed Consolidated Balance Sheet and "income before reorganization items and income taxes" and "reorganization items, net" on the accompanying

Condensed Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis, or their availability to satisfy liabilities; (2) as to prepetition liabilities, and except as set forth in Note 2, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareholders’ equity accounts, the effect of any changes that may be made to the Debtors’ capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors’ business.

Additional information about the Chapter 11 Cases, including court filings and claims information, is available on the internet at https://cases.primeclerk.com/rjet/.

2. Bankruptcy Proceedings and Reorganization Update

General Information

Notices to Creditors; Effect of Automatic Stay. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors' Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

Appointment of Creditors' Committee. On March 4, 2016, the U.S. Trustee for the Southern District of New York (the "U.S. Trustee") appointed an official committee of unsecured creditors (the "Creditors' Committee") for the Chapter 11 Cases. The composition of the Creditors' Committee was amended by the U.S. Trustee on June 3, 2016. The Bankruptcy Code provides for the U.S. Trustee to appoint a statutory committee of creditors holding unsecured claims as soon as practicable after the commencement of a Chapter 11 case. The statutory creditors' committee ordinarily consists of holders of the seven largest unsecured claims who are willing to serve. Generally, an official creditors' committee represents the interests of all unsecured creditors in a bankruptcy case.

On April 4, 2016, the Debtors submitted a letter to the Office of the United States Trustee of the Southern District of New York to oppose the creation of an official committee of equity security holders. After careful consideration of the facts of the case and analysis of the requests, the United States Trustee declined to form an Official Equity Committee.

Executory Contracts and Unexpired Leases.  Under Section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, certain aircraft, aircraft engines, appliances and spare parts (each, as defined in section 1110(a)(3)(A)(i) of the Bankruptcy Code), and collectively with all records and documents relating thereto, the ("Aircraft Equipment") and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. The Debtors' rights to assume, assume and assign, or reject unexpired leases of non-residential real estate have been extended by order of the Bankruptcy Court through and including September 22, 2016.

In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors’ estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.

Any description of an executory contract or unexpired lease elsewhere in these Notes, including where applicable the Debtors' express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors have under Section 365 of the Bankruptcy Code.

The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors' rejection of various executory contracts and unexpired leases.

Special Protection Applicable to Leases and Secured Financing of Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under Section 1110 of the Bankruptcy Code ("Section 1110"), beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Equipment that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in Section 1110 (other than defaults of a kind specified in Section 365(b)(2) of the Bankruptcy Code). Taking such action does not preclude the Debtors from later rejecting the applicable lease or surrendering and returning the Aircraft Equipment subject to the related security agreement.

The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement and cure as described above or such an extension, following written demand for possession, the financing party may take possession of the Aircraft Equipment and enforce any of its contractual rights or remedies to sell, lease or otherwise retain or dispose of such Aircraft Equipment.

The 60-day period under Section 1110 in the Chapter 11 Cases expired on April 26, 2016. In accordance with the Bankruptcy Court's Order Authorizing the Debtors to (1) enter into Agreements Under 11 U.S.C. 1110(a), (2) enter into stipulations to extend the time to comply with 11 U.S.C. 1110 and (3) file redacted section 1110 notices and 1110(b) stipulations, dated March 23, 2016, the Debtors have entered into agreements to extend the 60-day period set forth in section 1110(a)(2) or agreed to perform and cure defaults under financing agreements with respect to certain Aircraft Equipment. While the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms with respect to certain of their Aircraft Equipment and are continuing to negotiate terms with respect to many of their other Aircraft Equipment financings, the ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Equipment financing parties, those parties may seek to repossess the subject Aircraft Equipment pursuant to section 1110(c) of the Bankruptcy Code. The loss of a significant number of operating aircraft could result in a material adverse effect on the Debtors' financial and operating performance.

In accordance with Section 1110 of the Bankruptcy Code, as of August 31, 2016, the Debtors had (1) rejected leases relating to one E170 aircraft, 27 E145 aircraft and 11 related spare engines and 27 Q400 aircraft and six related spare engines; (2) surrendered and returned 11 E140/145 aircraft and two spare engines subject to mortgages; (3) made elections under section 1110(a) of the Bankruptcy Code with respect to 91 E170/175 aircraft, 19 spare engines related to the E170/175 fleet and certain spare parts collateral; (4) reached agreement under section 1110(b) to extend the section 1110 deadline with respect to three leased E140/145 aircraft, three owned E140/145 aircraft, 17 E170 aircraft; and (5) transferred title to 15 E140/145 aircraft that were previously subject to an 1110(a) election. The Debtors also reached stipulations with secured parties with respect to the prompt consensual surrender and return of six leased E140/145 aircraft and 13 owned E140/145 aircraft subject to mortgages. The Debtors amended the aircraft agreements with respect to 39 E170 and 32 E175 aircraft for which the Debtors previously filed 1110(a) elections or section 1110(b) stipulations.  On August 30, 2016, the Debtors filed a motion to assume leases on two E170 aircraft.  On September 2, 2016, the Debtors filed a motion seeking approval to reject leases on three E175 aircraft and surrender six owned E175 aircraft.

Magnitude of Potential Claims. On May 26, 2016, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.

Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed on the Debtors' schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On June 13, 2016, the Bankruptcy Court entered an order that established July 22, 2016 at 4:00 p.m. (Eastern Time) as the general deadline to file proofs of claims against any Debtor and established August 23, 2016 at 4:00 p.m (Eastern Time) as the deadline for governmental units to file proof of claims. Through the claims resolution process, we expect to identify substantial claims that we believe should be disallowed by the Bankruptcy Court because they are duplicative, are without merit, are overstated or for other reasons. As of the date of this filing, the Debtors are continuing to review these claims and have commenced filing objections with the Bankruptcy Court to reduce current and future amended claims. More information regarding the filing of proofs of claims can be obtained at https://cases.primeclerk.com/rjet/. Information on this website is not incorporated into or otherwise made a part of this report.

Differences between amounts scheduled by the Debtors and claims by creditors will be assessed and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.

Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included on the Condensed Consolidated Balance Sheet as of August 31, 2016:

(in millions)
Debt (including accrued interest of $0.1)	$96.7
Accounts payable and other liabilities	197.1
Partner liabilities	629.7
Total liabilities subject to compromise	$923.5

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors' current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.

Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Debtors will continue to evaluate these liabilities throughout the Chapter 11 proceedings and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete.

Reorganization Items, net

Reorganization items refer to revenues, expenses (including professional fees), net of realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 proceedings. The following table summarizes the components included in reorganization items, net on the Condensed Consolidated Statement of Operations for the month ended August 31, 2016:

(in millions)
Aircraft financing renegotiations, rejections, and other items	$31.3
Partner renegotiations	250.0
Professional fees	1.8
Total reorganization items, net	$283.1

Claims related to reorganization items are reflected in liabilities subject to compromise in the Condensed Consolidated Balance Sheet and $2.9 million of reorganization costs were paid in cash for the month ended August 31, 2016.

Interest Expense

In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded in the Condensed Consolidated Statement of Operations and contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) totaled $9.4 million for the month ended August 31, 2016.

Insurance

Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash

The Debtors have restricted cash related primarily to restricted amounts for satisfying debt and lease payments due within the next year; certificate of deposit that secure certain letters of credit issued for workers' compensation claim reserves and certain airport authorities and funds held by a third party owner/trustee in trust for the satisfaction of certain contingent tax obligations. The Debtors have no interest in the funds held in trust.

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)
AS OF AUGUST 31, 2016
(In millions)

ASSETS	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Current Assets:
Cash and cash equivalents	$155.4	$—	$—	$155.4
Restricted cash (3)	16.5	—	—	16.5
Intercompany receivable (2)	7.0	—	(7.0)	—
Receivables, net	94.3	—	—	94.3
Intercompany lease receivable (1)	—	195.6	(195.6)	—
Inventories	48.2	—	—	48.2
Prepaid expenses and other current assets	14.1	—	—	14.1
Assets held for sale	25.5	—	—	25.5
Total current assets	361.0	195.6	(202.6)	354.0
Aircraft and other equipment, net	2,905.3	—	—	2,905.3
Maintenance deposits	28.9	—	—	28.9
Intangible and other assets, net	111.4	—	—	111.4
Deferred income taxes	—	15.6	(15.6)	—
Investment in non-debtors	35.3	—	(35.3)	—
Total assets	$3,441.9	$211.2	$(253.5)	$3,399.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Intercompany payable (1), (2)	$195.6	$7.0	$(202.6)	$—
Current portion of long-term debt	194.6	14.2	—	208.8
Accounts payable	10.8	—	—	10.8
Accrued liabilities	153.4	—	—	153.4
Total current liabilities	554.4	21.2	(202.6)	373.0
Long-term debt - less current portion	1,723.4	181.4	—	1,904.8
Deferred credits and other non-current liabilities	46.7	—	—	46.7
Deferred income taxes	20.6	—	(15.6)	5.0

Liabilities Subject to Compromise (Note 2)	923.5	—	—	923.5

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—	—	—	—
Common stock	—	—	—	—
Additional paid-in capital	436.3	35.3	(35.3)	436.3
Treasury stock	(183.9)	—	—	(183.9)
Accumulated other comprehensive loss	(2.4)	—	—	(2.4)
Accumulated deficit	(76.7)	(26.7)	—	(103.4)
Total stockholders' equity	173.3	8.6	(35.3)	146.6
Total liabilities and stockholders' equity	$3,441.9	$211.2	$(253.5)	$3,399.6

(1) There is a $195.6 million intercompany receivable and payable between Debtor Republic Airlines, Inc. and non-Debtor Carmel Finance 2015, LLC. The amount represents basic rent on a lease by Carmel Finance to Republic Airlines of nine E175 aircraft, which is equal to Carmel Finance's debt service requirements on the notes for those aircraft.

(2) There is an intercompany payable and receivable of $7.0 million between Debtor Republic Airways Holdings Inc. and non-Debtor Lynx Aviation, Inc. related to certain tax obligations.

(3) Restricted cash includes funds held by a third party owner/trustee of $4.0 million for the satisfaction of certain contingent tax obligations. The Debtors have no interest in the funds held in trust.

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE MONTH ENDED AUGUST 31, 2016
(In millions, except per share amounts)

OPERATING REVENUES:	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Fixed-fee service	$97.2	$—	$—	$97.2
Other	1.2	—	—	1.2
Total operating revenues	98.4	—	—	98.4

OPERATING EXPENSES:
Wages and benefits	35.8	—	—	35.8
Aircraft and engine rent	1.2	—	—	1.2
Maintenance and repair	16.1	—	—	16.1
Insurance and taxes	1.0	—	—	1.0
Depreciation and amortization	15.1	—	—	15.1
Other	12.2	—	—	12.2
Total operating expenses	81.4	—	—	81.4

OPERATING INCOME	17.0	—	—	17.0

INTEREST EXPENSE	9.4	—	—	9.4

INCOME BEFORE REORGANIZATION ITEMS AND INCOME TAXES	7.6	—	—	7.6

REORGANIZATION ITEMS, NET (Note 2)	283.1	—	—	283.1

LOSS BEFORE INCOME TAX EXPENSE	(275.5)	—	—	(275.5)

INCOME TAX BENEFIT	(98.4)	—	—	(98.4)

NET LOSS	$(177.1)	$—	$—	$(177.1)

NET LOSS PER COMMON SHARE - BASIC	$(3.48)	$—	$—	$(3.48)

NET LOSS PER COMMON SHARE - DILUTED	$(3.48)	$—	$—	$(3.48)

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY (UNAUDITED)
FOR THE MONTH ENDED AUGUST 31, 2016
(In millions)

Legal Entity	Case Number	Disbursements
Republic Airways Holdings Inc.	16-10426	$29.8
Republic Airways Services, Inc.	16-10427	—
Republic Airline Inc.	16-10428	42.7
Shuttle America Corporation	16-10429	21.6
Midwest Air Group, Inc.	16-10430	—
Midwest Airlines, Inc.	16-10431	—
Skyway Airlines, Inc.	16-10432	—

Total Disbursements		$94.1

* This schedule contains total disbursements for the month ended August 31, 2016.

REPUBLIC AIRWAYS HOLDINGS INC. AND, ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD(UNAUDITED)
FOR THE MONTH ENDED AUGUST 31, 2016
(In millions)

Payroll Taxes	Disbursements
Gross wages and salaries paid or incurred	$19.7

Payroll taxes withheld employee	6.3
Payroll taxes withheld employer	2.1
Total payroll taxes withheld	$8.4
Amount of payroll tax remitted to tax authorities	8.4
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	$—
Amount of sales & use tax remitted to tax authorities	—
Date(s) remitted to tax authorities	Various

Property taxes paid	$0.1

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS (UNAUDITED)
FOR THE MONTH ENDED AUGUST 31, 2016
(In millions)

Retained Professionals	Disbursements (1)
Debtors' Notice and Claims Agent:
Prime Clerk, LLC	$0.2
Debtors' Advisors:
Hughes Hubbard & Reed LLP	0.8
KPMG, LLP	—
Zirinsky Law Partners PLLC	—
Seabury Consulting, LLC	0.2
1.2

Advisors to Unsecured Creditor's Committee:
Morrison & Foerster LLP	0.2
Skyworks Capital, LLC	0.1
Imperial Capital, LLC	0.2
0.5

Ordinary Course Professionals:	0.1

Total Disbursements to Retained Professionals	$1.8

(1) The Debtors and the Unsecured Creditors' Committee have retained various legal and financial professionals for advice relating to Chapter 11 matters. As of August 31, 2016, $9.5 million remains payable to retained professionals fees in relation to these matters, which have been recorded to accrued professional fees.  Payment of these expenses will be made in accordance with applicable orders of the Bankruptcy Court.